                                                                    Exhibit 99.5

                             JOINT FILER INFORMATION

Name:                       Stephen T. Jurvetson

Address:                    2882 Sand Hill Road, Suite 150
                            Menlo Park, CA 94025

Relationship to Issuer:     10% owner of issuer because Mr. Jurvetson is a
                            managing director of the general partner of Draper
                            Fisher Associates Fund IV, LP.

Designated Filer:           Draper Fisher Associates Fund IV, L.P.

Issuer and Ticker Symbol:   Digital Impact, Inc.  (NASDAQ:DIGI)

Date of Event Requiring
Statement:                  January 27, 2005

January 27, 2005
----------------------------
Date

                                        By: /s/ Stephen T. Jurvetson
                                            ------------------------------------
                                            Stephen T. Jurvetson

The reporting person disclaims  beneficial  ownership of the reported securities except to the extent of its pecuniary interest therein.